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                                                                    EXHIBIT 10.1

                          STOCK DISTRIBUTION AGREEMENT

         THIS STOCK DISTRIBUTION AGREEMENT (this "Agreement") is made and entered into as of March 15, 1999 between CMC Industries, Inc., a Delaware corporation ("CMC") and Cortelco Systems Holding Corp., a Delaware corporation ("CSHC")

                                    RECITALS

         A. CMC owns 1,000,000 shares of Series A Preferred Stock, liquidation preference $12.50 per share (the "CSHC Preferred Shares"), of CSHC.

         B. Article V.b. of CSHC's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides, in pertinent part, that holders of the CSHC Preferred Shares shall be entitled to receive, prior and in preference to any declaration or payment of any dividend on the common stock of CSHC, dividends at the rate of $0.75 per share, noncumulative, provided that such dividends shall be cumulative during each fiscal year of CSHC beginning on or after August 1, 1995 in which CSHC's net income after tax is at least $2,000,000.

         C. The CSHC net income after tax for the fiscal years ended July 31, 1996, 1997 and 1998, respectively, was less than $2,000,000, with the effect that no dividends on the CSHC Preferred Shares have accumulated.

         D. CMC has never received a dividend in respect of the CSHC Preferred Shares.

         E. CSHC intends to distribute to its stockholders (the "CSI Spin-Off"), 100% of the shares of common stock, $.0001 par value per share (the "CSI Shares"), of Cortelco Systems, Inc., a Delaware corporation ("CSI") owned by CSHC on the date hereof.

         F. The CSI Spin-Off will include a distribution to CMC with respect to the CSHC Preferred Shares of 6,125,302 CSI Shares (the "Preferred Distribution") and a distribution to the holders of CSHC common stock (the "Common Stockholders") of 100% of the remaining CSI Shares owned by CSHC on the date hereof (the "Common Distribution").

         G. Immediately prior to the CSI Spin-Off, CSHC will amend (the "Amendment") the Certificate of Incorporation to, among other things, (i) delay the date(s) on which the CSHC Preferred Shares may be tendered for redemption at the option of the holder; (ii) provide for the voluntary conversion of CSHC Preferred Shares by the holder(s) thereof into CSHC common stock; and (iii) increase the authorized common stock of CSHC.

         H. Pursuant to the Registration Rights Agreement of even date herewith between CSI and CMC (the "Registration Rights Agreement") CSI will provide CMC certain piggyback registration rights with respect to CSI shares delivered to CMC in the Preferred Distribution.

         I. The parties hereto desire to express certain consents and agreements in respect of the CSI Spin-Off and the Amendment.



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         NOW, THEREFORE, in consideration of the premises and the covenants, agreements and consents set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

         1. Pursuant to Sections 228 and 242(b)(2) of the Delaware General Corporation Law, as amended, CMC hereby expresses its written consent to the Amendment to the Certificate of Incorporation in the form attached hereto as Exhibit A (the "Amendment").

         2. Conditioned upon its receipt of 6,125,302 CSI Shares in the Preferred Distribution, CMC hereby waives all rights to dividends for periods prior to the date hereof.

         3. CSHC hereby acknowledges and waives any objection, claim or cause of action with respect to that certain Stock Purchase Agreement dated as of March 15, 1999 between CMC and David S. Lee (the "Stock Purchase Agreement"), and agrees that it will not take any action to enjoin, suspend or otherwise affect the performance of that agreement by the parties thereto.

         4. CSHC hereby represents and warrants, as of the date hereof, as follows:

               (A) CAPITALIZATION. The authorized capital stock of CSHC consists of (i) 40,000,000 shares of Common Stock, par value of $0.001 per share, of which 30,225,815 shares are issued and outstanding; and (ii) 10,000,000 shares of Preferred Stock, par value of $0.001 per share, of which
(A) 1,000,000 shares have been designated Series A Preferred Stock, and of which 1,000,000 shares are issued and outstanding, and (B) 100,000 shares have been designated Series B Preferred Stock, and of which no shares are issued and outstanding. All issued and outstanding shares of capital stock of CSHC are validly issued, fully paid and nonassessable. Except as set forth on a schedule of exceptions hereto, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which CSHC is a party or by which it is bound obligating CSHC to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of CSHC or obligating CSHC to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement, except for options to purchase 2,130,500 shares of Common Stock.

               (B) AUTHORITY RELATIVE TO THIS AGREEMENT. CSHC has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by CSHC and the consummation by CSHC of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of CSHC and no other corporate proceedings on the part of CSHC are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by CSHC and, assuming the due authorization, execution and delivery by CMC, constitutes legal and binding obligations of CSHC, enforceable against CSHC in accordance with its terms.



                                       2.
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               (C)     NO CONFLICT; REQUIRED FILING AND CONSENTS.

                       (I) The execution and delivery of this Agreement does not, and the performance of this Agreement by CSHC shall not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of CSHC, (ii) conflict with or violate any law, rule, regulation, order, judgement or decree applicable to CSHC or by which its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair CSHC's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of CSHC pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which CSHC is a party or by which CSHC or its properties are bound or affected.

                       (II) The execution and delivery of this Agreement does not, and the performance of this Agreement by CSHC shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "Governmental Entity"), except (A) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and state securities laws ("Blue Sky Laws") and (B) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filing or notifications, would not be material to the CSHC or have a material adverse effect on the parties hereto, prevent consummation of the transactions contemplated by this Agreement or otherwise prevent the parties hereto from performing their obligations under this Agreement

               (D) COMPLIANCE; PERMITS. CSHC is not in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgement or decree applicable to CSHC or by which its properties is bound or affected, or
(ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which CSHC is a party or by which CSHC or its properties is bound or affected, except in the case of clauses (i) and (ii) above for any conflicts, defaults or violations that (individually or in the aggregate) would not cause the CSHC to lose any material benefit or incur any material liability. No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of CSHC, threatened against CSHC, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have the effect of prohibiting or materially impairing any business practice of CSHC, any acquisition of material property by CSHC or the conduct of business by CSHC.

               (E) LITIGATION. There are no claims, actions, suits or proceedings pending or, to the knowledge of CSHC, threatened (or, to the knowledge of CSHC, any governmental or regulatory investigation pending or threatened) against CSHC or any properties or rights of CSHC, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign.



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               (F)     CSHC has heretofore furnished CMC with the unaudited
balance sheets of CSHC as of January 31, 1999, and as of July 31, 1998, and the related statements of income, shareholders' equity and changes in financial position for the periods then ended (the "Company Financial Statements"). Such financial statements have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated; provided, however, that certain year-end audit adjustments have not been made and such financial statements omit footnotes otherwise required by generally accepted accounting principles. The balance sheets included in CSHC Financial Statements fairly present the financial condition of CSHC at the dates thereof and, except as indicated therein, reflect all claims against and all debts and liabilities of CSHC, fixed or contingent, as at the dates thereof; and the related statements of income, expenses and retained earnings fairly present the results of the operations of CSHC. Since January 31, 1999, there has been (i) no material adverse change in CSHC, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or action of God or other public force or otherwise and (ii) to CSHC's knowledge, no fact or condition exists or is contemplated or threatened which might cause such a material adverse change in the future.

               (G) CSHC has no outstanding claims, liabilities or indebtedness, contingent or otherwise, except as set forth in the CSHC Financial Statements or referred to in any footnotes thereto, other than liabilities incurred subsequent to January 31, 1999 in the ordinary course of business. CSHC is not in default in respect of the terms or conditions of any indebtedness.

         5. As an inducement to CSHC's execution, delivery and performance of this Agreement, CMC represents and warrants to CSHC that:

               (A) The execution, delivery and performance of this Agreement, the Stock Purchase Agreement and the Registration Rights Agreement (hereinafter defined) have been duly authorized by all requisite corporate action by CMC and constitute the legal, valid and binding obligations of CMC, enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditor's rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (ii) to the extent that Registration Rights Agreement may be limited to applicable federal or state securities laws or public policy considerations.

               (B) There is not any action currently pending against CMC seeking to enjoin the performance of this Agreement or any of the transactions or agreements referred to herein by CMC.

               (C) CMC is the lawful and record owner of the CSHC Preferred Shares and has good and valid title thereto, has not granted a proxy to any other person to vote the CSHC Preferred Shares or give or withhold any written consent with respect thereto, nor has CMC committed to do any of the foregoing.



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               (D)     CMC is not required to obtain the consent of any third
party prior to the execution, delivery and performance of this Agreement, or, if any such consent is required, such consent has been or will be obtained.

         6. The consents, covenants and agreements of CMC hereunder are subject to satisfaction (or waiver) of the following conditions:

               (A) David S. Lee shall have executed and delivered the Stock Purchase Agreement to CMC.

               (B) CSI shall have executed and delivered to CMC a Registration Rights Agreement in the form attached hereto as Exhibit B.

               (C) The CSHC Board shall have declared the distribution constituting the CSI Spin-Off, subject to execution, delivery and effectiveness of this Agreement.

         7. This Agreement may be amended only by written instrument signed by each of the parties hereto. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and signed by the party against whom enforcement is sought.

         8. This Agreement shall be binding on and shall inure to the benefit of the parties and their respective successors and assigns.

         9. This Agreement shall in all respects be governed by the laws of the State of Delaware without regard to choice of law principles thereunder.

         10. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute a single instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                          CMC INDUSTRIES, INC.


                                          By:  /s/ Matthew G. Landa
                                             -----------------------------------
                                               Name:  Matthew G. Landa
                                               Title: President & CEO

                                          CORTELCO SYSTEMS HOLDING CORP.


                                          By:  /s/ Stephen R. Bowling
                                             -----------------------------------
                                               Name:  Stephen R. Bowling
                                               Title: President



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